COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER STATE MUNICIPAL BOND FUND, PENNSYLVANIA
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND
INDEX

EXHIBIT A:

                                           DREYFUS
                                           PREMIER STATE
 PERIOD            LEHMAN BROTHERS         MUNICIPAL BOND FUND,
                   MUNICIPAL               PENNSYLVANIA SERIES
                   BOND INDEX *            (CLASS A SHARES)

 7/30/87            10,000                   9,548
 4/30/88            10,510                   9,611
 4/30/89            11,449                  10,784
 4/30/90            12,273                  11,561
 4/30/91            13,684                  12,918
 4/30/92            14,984                  14,335
 4/30/93            16,880                  16,226
 4/30/94            17,245                  16,577
 4/30/95            18,392                  17,679
 4/30/96            19,853                  18,999
 4/30/97            21,170                  20,307

*Source: Lehman Brothers